Exhibit 10.49
AQUA AMERICA, INC.
2004 EQUITY COMPENSATION PLAN
STOCK OPTION AND DIVIDEND EQUIVALENT GRANT
Grant Date:
This Incentive Stock Option and Dividend Equivalent Grant Agreement evidences the grant made by Aqua America, Inc., a Pennsylvania corporation (the “Corporation”), to «F1» «Name», an officer of the Corporation or one of its subsidiaries (the “Grantee”), under the terms and provisions of the Aqua America, Inc. 2004 Equity Compensation Plan (the “Plan”).
WHEREAS, on March 18, 2004 the Executive Committee of the Board of Directors of the Corporation (the “Board”) adopted the Plan, subject to the approval of the shareholders of the Corporation;
WHEREAS, the Plan was approved and ratified at the Corporation’s 2004 Annual Meeting of the Shareholders by the vote of the holders of a majority of the Corporation’s common stock (the “Common Stock”) entitled to vote thereon;
WHEREAS, the Plan has been amended or amended and restated from time to time with the approval of the Corporation’s Board of Directors and, when required, the Corporation’s shareholders;
WHEREAS, pursuant to the Plan, the Board has empowered its compensation committee (the “Committee”) to grant options to purchase Common Stock and to grant dividend equivalents based upon the dividends earned on Common Stock (collectively, the “Grants”) to eligible persons in accordance with the terms and provisions of the Plan; and
WHEREAS, the Committee, as required by the Plan, considers the Grantee to be an eligible person as contemplated by the Plan and has determined that it would be in the best interests of the Corporation to make the Grants referred to herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Grant of Option.
a. Number of Shares, Option Price and Exercise Schedule. Subject to the terms and conditions hereinafter set forth, the Corporation, with the approval and at the direction of the Committee, hereby grants to the Grantee an option to purchase an aggregate of «Proposed  _____  of_Optionis_and_Div_Equiv» shares of Common Stock at a price of $  _____  per share. This option shall become exercisable in three (3) annual installments, the Grantee having the right hereunder to purchase from the Corporation, on and after the following dates, the following numbers of shares of Common Stock:
February 26, 2009: «F6» shares,
February 26, 2010: an additional «F7» shares,
February 26, 2011: an additional «F8» shares;
The right of the Grantee to purchase shares of Common Stock subject to any accrued installment may be exercised in whole or in part from time to time, subject to the restrictions set forth herein. The Committee may, in its sole discretion, accelerate the time at which the option may be exercised in whole or in part. Notwithstanding any determinations by the Committee regarding the exercise period of the option or the exercise schedule set forth above, all outstanding options shall become immediately exercisable upon a Change in Control of the Corporation (as defined in the Plan).
b. Options as an Incentive Stock Option. It is intended that this option shall meet the applicable requirements of, and qualify as, an incentive stock option under the terms of Section 422 of the Internal Revenue Code as now or hereafter constituted (the “Code”) and as interpreted by relevant rulings, regulations and other applicable authority, and shall in all respects be so interpreted and construed. In conformance with the foregoing, the Grantee understands and hereby acknowledges that: (i) in the event that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year (under all stock option plans of the Corporation and its parents and subsidiaries, if any) exceeds $100,000, then to the extent of such excess, all or a portion of this option shall (if, and to the extent, required by Section 422 of the Code) not be treated as an incentive stock option; and (ii) any exercise of this option following the termination of employment of the Grantee which occurs more than three months from the date of such termination (including termination of employment on account of retirement, but excluding termination on account of death), or more than one year from the date of such termination in the case of total disability, will not satisfy the conditions of Section 422 of the Code for treatment as an incentive stock option; and (iii) therefore, any such excess referred to in (i), or exercise referred to in (ii), will be taxed in accordance with the rules of taxation governing the exercise of nonqualified stock options. Unless the Grantee could otherwise transfer Common Stock issued pursuant to an incentive stock option granted hereunder without incurring liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), at least six months must elapse from the date of grant of an incentive stock option to the date of disposition of the Common Stock issued upon exercise of such option.

c. Termination of Option. This option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the “option term”). The Date of Grant for the options granted hereunder is                     .
Upon the termination of the Grantee’s regular full-time employment for any reason (except as a result of retirement, disability or death), this option, whether exercisable or unexercisable, shall terminate. Notwithstanding the fact that, in all cases, the Grantee’s employment shall be deemed to have terminated upon the sale of a subsidiary of the Corporation that employs the Grantee, the Committee, in its sole discretion, may extend the period during which the option may be exercised after such sale to the earliest of (i) a date which is not more than three years from the date of the sale of the subsidiary, (ii) the date of the Grantee’s termination of employment as a regular full time employee with the subsidiary (or successor employer) following such sale for reasons other than retirement, disability or death, (iii) the date which is one year from the date of the Grantee’s termination of employment with the subsidiary on account of the Grantee’s total disability (as defined in Section 22(e)(3) of the Code), or three months from the date of such termination if on account of retirement or a disability other than a total disability, or (iv) the expiration of the original term of the option as established in the first paragraph of this Section. The Committee, in its sole discretion, may similarly extend the period of exercise of the option if the Grantee’s employment with the Corporation or subsidiary is terminated in connection with the sale of a subsidiary of the Corporation.
Upon termination of the Grantee’s employment as a result of retirement, disability or death, this option may be exercised over a period that does not exceed: (i) 12 months from the date of such termination of employment in the case of death, and (ii) 38 months from the date of such termination in the case of “Early Retirement,” as defined below, “Normal Retirement,” as defined below, or disability; but in no event shall the exercise period extend beyond the expiration of the option term and the exercise period for any option shall not be accelerated as a result of early or normal retirement. Stock options become immediately exercisable as of the termination of the Grantee’s employment as a result of disability or death.
Early Retirement means a Grantee’s termination of employment that occurs on or after (i) the date that the Grantee becomes eligible for early retirement pursuant to the terms of the Retirement Income Plan for Aqua America, Inc. and Subsidiaries (the “Pension Plan”), or (ii) if the Grantee is not an active participant in the Pension Plan, the date that the Grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service for vesting purposes under the Pension Plan. Normal Retirement means a Grantee’s termination of employment on or after the date the Grantee first satisfies the conditions for normal retirement benefits under the Pension Plan, whether or not the Grantee is covered by the Pension Plan.
Subject to the foregoing, in the event of the Grantee’s death, such option may be exercised by the Grantee’s legal representative but only to the extent exercisable by Grantee as of the date of death. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that installments that are not exercisable as of the date of the Grantee’s death, termination of employment on account of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or other termination of employment may also be exercised by the Grantee or in the case of death, the Grantee’s legal representative or beneficiary. Grantee’s transfer of employment among the Corporation, its parent or any subsidiary shall not be deemed to be a termination of employment.

d. Forfeiture of Option. Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Corporation, any parent or subsidiary, (ii) breach the terms of any covenant not to compete, or any employment contract, with the Corporation, any parent or subsidiary, or (iii) engage in conduct that would warrant the Grantee’s discharge for cause (excluding general dissatisfaction with the performance of the Grantee’s duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Corporation, any parent or subsidiary) this option, or the unexercised portion thereof, shall immediately terminate and be void.
e. Non-Compete Agreement. The Grantee hereby agrees that all unexercised stock options following a Grantee’s termination of full-time employment by reason of Early Retirement or Normal Retirement shall be forfeited if, during the 38 month period following the Grantee’s termination of regular full-time employment, the Grantee violates the terms of Section 3.
f. Exercise Procedures. The Grantee may exercise this option with respect to all or any part of the whole number of shares then subject to exercise. Such exercise shall be effected as follows: Grantee shall deliver to the Corporation written notice of intent to exercise. Such notice shall specify the number of shares as to which this option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the delivery of such notice unless an earlier time shall have been mutually agreed upon. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the option to any registered broker or dealer in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any broker or dealer. Full payment by the Grantee of the option price for the shares purchased shall be made on or before the date of issuance of the shares being purchased in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of shares of Common Stock (including without limitation shares of Common Stock acquired pursuant to the option then being exercised) at their fair market value as determined pursuant to the terms of the Plan. On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, the Corporation shall, without transfer or issue tax or other incidental expense to the Grantee, cause to be delivered to the Grantee a certificate or certificates for such shares out of theretofore unissued shares or reacquired shares, as the Corporation may elect, upon payment for the shares. The Corporation shall, without transfer or issue tax or other incidental expense to the Grantee, cause to be delivered to the Grantee separate certificates for those shares which will be treated as being issued pursuant to the exercise of an incentive stock option and for those shares, if any, which under Section 2 of the Agreement will be treated as being issued pursuant to the exercise of an option which is not an incentive stock option. The Corporation shall identify in its stock transfer records which shares are being issued pursuant to the exercise of an incentive stock option and which shares are being issued pursuant to the exercise of an option which is not an incentive stock option.

2. Dividend Equivalents.
a. Number of Dividend Equivalents. Subject to the terms and conditions hereinafter set forth, the Corporation, with the approval and at the direction of the Committee, hereby grants to the Grantee «Proposed  _____  of_Optionis_and_Div_Equiv» dividend equivalents. The amount of dividend equivalents (the “Dividend Equivalent Amount”) subject to this grant shall be equal to the number of dividend equivalents specified in this Section 2.a. multiplied by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in other than cash, paid by the Corporation with respect to each record date for the payment of a dividend during the period described in Section 2.b.
b. Amount of Dividend Equivalent Credited. The Corporation shall credit to an account for each Grantee maintained by the Corporation in its books and records on each record date that portion of the Dividend Equivalent Amount for each Grantee attributable to each record date, from the date of Grant until the earlier of the date of
(i) the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),
(ii) the date of the Grantee’s termination of regular full-time employment for any reason other than total disability (as defined in section 22(e)(3) of the Code), Normal Retirement or Early Retirement as defined in Section 1.c. above, or death of the Grantee, or as otherwise determined by the Committee, in its sole discretion, at the time of a Grantee’s termination of employment, or
(iii) the end of a period of four years from the date of grant.
The Corporation shall maintain in its books and records separate accounts which identify each Grantee’s Dividend Equivalent Amount, reduced by all amounts paid pursuant to subsection (c) below. No interest shall be credited to any such account. The Date of Grant for the dividend equivalents granted hereunder is  _____ .
c. Payment of Credited Dividend Equivalents. Any Dividend Equivalent Amounts accrued in an account between the date of the Grant to March 1 of the following year shall be distributed to the Grantee no later than March 15 of the year following the Date of Grant, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the Date of Grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the Grantee no later than March 15 of such following year, subject to subject to subsection (d) below. Notwithstanding the foregoing, upon a Change in Control of the Corporation, as defined in the Plan, any Dividend Equivalent Amount or portion thereof, which has not, prior to such date, been paid to the Grantee or forfeited shall be paid within 60 days to the Grantee.

d. Forfeiture of Dividend Equivalents. Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (c) shall be forfeited by the Grantee if the Grantee is not employed in regular full-time employment by the Corporation or a subsidiary on March 1 of such accrual period; provided, however, that a Grantee shall not forfeit any payments if the Grantee terminates employment by reason of (i) death, (ii) total disability (as defined in section 22(e)(3) of the Code), or (iii) Normal Retirement or Early Retirement as defined in Section 1.c. above, subject to subsection (e) below.
e. Non-Compete Agreement. All unpaid Dividend Equivalent Amounts following a Grantee’s termination of full-time employment by reason of Early Retirement or Normal Retirement shall be forfeited if, during applicable Accumulation Period, the Grantee violates the terms of Section 3.
f. Form of Payment. Dividend Equivalent Amounts shall be paid solely in cash.
3. Restrictive Covenant.
(i) For the applicable period following the Grantee’s Early Retirement or Normal Retirement, as described in Section 1.e and Section 2.e, the Grantee agrees that he will not, unless acting pursuant with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in a geographic area within 25 miles of any location from which the Corporation or any of its subsidiaries is operating on the Termination Date (the “Geographic Area”), in any business that is competitive to a business from which the Corporation and any of its subsidiaries, taken as a whole, derived at least ten percent of its respective annual gross revenues for the twelve (12) months preceding the Termination Date. It is recognized by the Grantee that the business of the Corporation and its subsidiaries and the Grantee’s connection therewith is or will be involved in activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by the Grantee of less than one percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Grantee nor any group of persons including the Grantee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

(ii) The Grantee acknowledges that the restrictions contained in paragraph (i) above are reasonable and necessary to protect the legitimate interests of the Corporation and its subsidiaries and affiliates, and that any violation of those provisions will result in irreparable injury to the Corporation. The Grantee represents that his experience and capabilities are such that the restrictions contained in paragraph (i) will not prevent the Grantee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is the case as of the date hereof. The Grantee agrees that the Corporation shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, which right shall be cumulative and in addition to any other rights or remedies to which the Corporation may be entitled. In the event that any of the provisions of paragraph (i) should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.
4. Adjustment of and Changes in Common Stock of the Corporation.
In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee will make such adjustment as it deems appropriate in the number and kind of shares subject to the Grants, the option price or other terms and conditions applicable to dividend equivalents.
5. No Rights of Shareholders.
Neither the Grantee nor any personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation with respect to any shares related to the Grants or purchasable upon the exercise of this option, in whole or in part, prior to the date of exercise of the option.
6. Non-Transferability of Grants.
Except as otherwise provided in this Section, during the Grantee’s lifetime, only the Grantee or any guardian or legal representative of the Grantee, may exercise rights under the Grants and the Grants shall not be assigned or transferred by the Grantee (other than an assignment pursuant to a qualified domestic order as defined under the Code or Title I of ERISA or the rules thereunder or transfer by will or by the laws of descent or distribution in the event of the death of the Grantee). Upon a transfer of an option granted hereunder by will or by the laws of descent or distribution, or a family transfer (as hereinafter provided), the person to whom the option is transferred shall have the right to exercise the option in accordance with the Plan and this Grant.
The Grantee may transfer all or a portion of a nonqualified stock option granted hereunder to family members, one or more trusts for the benefit of family members, or one or more other entities of which family members control the management of assets or own more than 50% of the voting interests, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of the option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

In the event of any attempt by the Grantee (or assignee) to alienate, assign, pledge, hypothecate or otherwise dispose of a Grant or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Grant by notice to the Grantee and it shall thereupon become null and void.
7. Employment Not Affected.
Neither the making of the Grants nor the exercise of the option or the payment of the Dividend Equivalent Amount shall be construed as granting to the Grantee any right with respect to continuance of employment by the Corporation or any of its subsidiaries. Except as may otherwise be limited by a written agreement between the Corporation or any subsidiary and the Grantee, the right of the Corporation or any parent or subsidiary to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, or otherwise) is specifically reserved and acknowledged by the Grantee.
8. Withholding of Tax.
Whenever shares of Common Stock are to be delivered upon exercise of the option, the Corporation shall be entitled to require as a condition of such delivery that the Grantee remit to the Grantee’s employer or, in appropriate cases, agree to remit to such employer when due, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.
9. Amendment of Grants.
The Grants may be amended by the Committee at any time (i) if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the grant of the option and dividend equivalents and by its terms retroactively applies to the option or dividend equivalent; and (ii) with the consent of the Grantee. Any such amendment shall be in writing and signed by the Corporation and the Grantee.
10. Notice.
Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its Secretary, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll of the Corporation or any subsidiary. Except as otherwise provided herein, any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11. Incorporation of Plan by Reference.
The Grants are made pursuant to the terms of the Plan, as in effect on March 18, 2004, as approved by a majority of the Corporation’s shareholders on May 20, 2004 and as the Plan may be amended from time to time, and shall in all respects be interpreted in accordance therewith. The Committee shall interpret and construe the Grants, and its decision shall be conclusive and binding upon any questions arising hereunder. By executing this Grant Agreement and by accepting the option granted hereunder, the Grantee acknowledges and accepts the terms of the Plan and the Committee’s authority and discretion as specified in the Plan.
12. Governing Law.
The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

AQUA AMERICA, INC.

By:		By:
Grantee